SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 11, 2002

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code:   (858) 882-6000

Item 5. Other Events.
SIGNATURE

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

     On December 11, 2002, Leap announced that the NASDAQ Listing Qualifications Panel (the “Panel”) denied the Company’s request for continued listing on the NASDAQ National Market. Leap’s common stock was delisted effective upon the open of business on December 11, 2002. The Panel affirmed the previously announced NASDAQ Staff Determination Notice, but expressly decided not to cite the previously announced public interest concerns as a basis for its determination.

     On December 11, 2002, Leap’s common stock began trading on the OTC Bulletin Board.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2002		LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ ROBERT J. IRVING, JR.

Robert J. Irving, Jr. Assistant Secretary